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                                 PROMISSORY NOTE

DATE:    October 24, 2000

MAKER:   American Group, Inc. a Nevada corporation ("Maker" or "AMCG")

MAKER'S MAILING ADDRESS:

                  10570 Hagen Ranch Road, , Boynton Beach, Florida 33437


PAYEE:   MJ Shulman, Inc. ("Payee" or "Lender")

PLACE FOR PAYMENT:

                  10570 Hagen Ranch Road, , Boynton Beach, Florida 33437

PRINCIPAL AMOUNT:

               TWO HUNDRED SEVENTYFIVE THOUSAND DOLLARS AND NO/100 ($275,000.00)


ANNUAL INTEREST RATE ON UNPAID
PRINCIPAL BALANCE FROM DATE OF FUNDING:

                  Ten Percent (10%) Per Annum

         Maker may prepay all or any part of the principal of this note before maturity without penalty, and interest shall immediately cease to accrue on any amount so prepaid. Prepayments shall be applied to installments on the last maturing principal, and interest on that prepaid principal shall immediately cease to accrue.

ANNUAL INTEREST RATE ON MATURED UNPAID AMOUNTS:

                  Ten Percent (10%) Per Annum



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TERMS OF PAYMENT:

         The entire unpaid principal balance and all unpaid accrued interest owing, together with all other charges, if any, on this Note shall be due and payable in one lump sum (the "Payoff Amount") on March 31, 2001. At the sole discretion of the Borrower, the Payoff Amount may be paid by either, or a combination of, the following methods:

               (a)  Cash; or

               (b) Conversion into common stock of AMCG (the "Common Stock") at a conversion price of 0.25 per share (the "Conversion")."

         Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment the principal amount plus interest at the rates stated above.

         If Maker defaults in the payment of this Note, and the default continues after Payee gives Maker twenty days written notice of the default and the time within which it must be cured, as may be required by law or by written agreement, then Payee may declare the unpaid principal balance and earned interest on this note immediately due.

         If this note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due. Reasonable attorney's fees shall be 10% of all amounts due unless either party pleads otherwise.

         Interest on the debt evidenced by this note shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the debts.

         This Note shall be governed by and construed in accordance with the laws of the State of Florida from time to time in effect.

         When the context requires, singular nouns and pronouns include the plural.

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REGISTRATION RIGHTS:

         Section 1 Registration. AMCG will enter into a Registration Rights Agreement (the "Registration Rights Agreement") with the Lender which will require that AMCG file a registration statement with the Securities and Exchange Commission under the Act covering the resale of the Common Stock underlying the Conversion, if applicable, within 60 days of October 24, 2000. AMCG will keep the Registration Statement current for two years from its first effective date. The Registration Rights Agreement will permit the Lender to resell the Common Stock to the public during the period the registration statement is in effect. AMCG will use its best efforts to cause the Registration Statement to become effective, however, there is no 3 3assurance as to when or if such Registration Statement (or it's post-effective amendments) will be declared effective by the Securities and Exchange Commission. In addition, AMCG may be unable to maintain secondary trading exemptions for the Common Stock under state securities laws in the jurisdiction where the Lender resides. Even if the Common Stock is registered for resale to the public under the Act, there may not be a market for the Common Stock. AMCG may be unable to maintain the effectiveness of the registration statement. The rights granted under the Registration Rights Agreement are not transferable, except with the consent of AMCG.

         Notwithstanding the registration rights to be afforded to the Lender, in the event AMCG files a registration statement for an underwritten offering of Common Stock while an effective registration statement covering the Common Stock is in effect, then the Lender will be required to comply with any restrictions AMCG's underwriter may impose on the transferability of their Common Stock during the course of AMCG's underwritten public offering and for a period of time not to exceed 60 days thereafter. In the event AMCG does make an underwritten public offering of its Common Stock and AMCG's underwriter imposes transfer restrictions on the sale of the Common Stock, the period during which the registration statement covering the Common Stock will be kept current and available to the Lender will not be extended.

         Section 2 Cost of Registration. All expenses incident to AMCG's performance of its obligations under this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities and Blue Sky laws, printing expenses, fees and disbursements of AMCG's counsel, independent certified public accountants, and other persons retained by AMCG (all such expenses being herein called "Registration Expenses") will be borne by AMCG. However, the Lender shall be responsible for all selling fees, expenses, discounts and commissions relating to the Common Stock and for the fees and expenses of counsel and other persons engaged by the Lender.


                                                American Group, Inc.



                                                By: /s/ Robert Claire
                                                   ---------------------
                                                     Robert Claire
                                                Its: President



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